UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
March 28, 2022
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
434 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2022, Phreesia, Inc. (the “Company”) entered into the First Loan Modification Agreement by and between the Company and Silicon Valley Bank ("SVB"), which amends the Second Amended and Restated Loan and Security Agreement, dated as of March 28, 2022, by and between the Registrant and Silicon Valley Bank (“SVB”) (the "Third SVB Agreement").

The Third SVB Agreement upsizes the Company's existing revolving line of credit provided under the Second Amended and Restated Loan and Security Agreement from up to $50 million to up to $100 million. The revolving line of credit does not require any principal payments until it matures on May 5, 2025.

Borrowings under the Third SVB Agreement accrue interest at a floating rate per annum equal to the greater of (i) the prime rate reported in the Wall Street Journal minus 0.50% and (ii) 3.25% and are secured by substantially all of the Company's assets, excluding its intellectual property (which is subject to a negative pledge). In addition to principal and interest due under the Third SVB Agreement, the Company is required to pay an annual commitment fee of approximately $0.3 million per year and a quarterly fee of 0.15% per annum of the average unused revolving line of credit. In the event that the Company terminates the Third SVB Agreement prior to the Maturity Date and does not replace the facility with another SVB facility, the Company is required to pay a termination fee equal to $0.2 million plus a percent of total borrowing capacity, both of which would be reduced based on the amount of time elapsed before the termination.

The Third SVB Facility Agreement includes a financial covenant requiring the Company to maintain an Adjusted Quick Ratio, as defined in the Third SVB Agreement. In addition, the Third SVB Agreement contains customary representations and warranties, as well as certain non-financial covenants, including limitations on the Company's ability to incur additional indebtedness or liens, pay dividends, make certain investments or encumber intellectual property.

The foregoing description of the Third SVB Agreement is not complete and is qualified in its entirety by reference to the full text of the Third SVB Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02 - Results of Operations and Financial Condition

On March 30, 2022, the Company announced its financial results for the fiscal year ended January 31, 2022 by issuing a Letter to Stakeholders (the "Letter") and a press release. Copies of the press release and the Letter are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	First Loan Modification Agreement to Second Amended and Restated Loan and Security Agreement, dated as of March 28, 2022, by and between Phreesia, Inc. and Silicon Valley Bank.
99.1	Press release, dated March 30, 2022, by Phreesia, Inc.
99.2	Stakeholder letter, dated March 30, 2022, by Phreesia, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2022	Phreesia, Inc.

	By:	/s/ Randy Rasmussen
	Name:	Randy Rasmussen
	Title:	Chief Financial Officer